SUBADVISORY AGREEMENT


This Subadvisory Agreement is made and entered into on this 1st day of October, 1994, by and between Massachusetts Financial Services Company, a Delaware corporation (the "Subadviser"), Equitable Investment Services, Inc., an Iowa corporation (the "Adviser"), and Equi-Select Series Trust, a Massachusetts business trust (the "Trust").

                                 WITNESSETH:

WHEREAS, the Adviser is engaged in the investment of the Trust's assets in accordance with the Trust's current Prospectus and Statement of Additional Information (collectively the "Prospectus"); and

WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement dated October 1, 1994 ("Investment Advisory Agreement"), a copy of which is attached hereto as Exhibit A; and

WHEREAS, under the terms of the Investment Advisory Agreement, the Adviser may delegate its responsibilities for the management of the investment of the assets of one or more portfolios of the Trust to one or more subadvisers; and

WHEREAS, Adviser desires to so delegate responsibility for management of the investments of one or more portfolios to Subadviser, and Subadviser agrees to manage the investment of one or more portfolios in accordance with this Subadvisory Agreement and the Prospectus;

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Adviser hereby appoints Subadviser to act as the investment advisor with respect to one or more portfolios as identified in "Exhibit B", which is attached hereto and by this reference is incorporated herein (singly or collectively the "Portfolio"). Subadviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Subject to the supervision of the Trustees of Trust and the Adviser, Subadviser will manage the securities and investments (including cash) of the Portfolio, including the purchase, retention and disposition thereof, and the execution of agreements relating thereto in accordance with the Portfolio's and Trust's investment objectives, policies and restrictions as those are stated in the Prospectus and further subject to the following understandings:

     (a) The Subadviser shall furnish a continuous investment program for the Portfolio and in so doing shall determine from time to time what investments or securities will be purchased, retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

     (b) The Subadviser in the performance of its duties and obligations under this Agreement shall act in conformity with the terms of the Declaration of Trust, Bylaws and the Prospectus of the Trust, and any amendments thereto, each of which shall be promptly furnished to the Subadviser by the Trust, and with the instructions and directions of the Trustees of the Trust and the Board of Directors and officers of the Adviser, and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act"), and all other applicable federal and state laws and regulations;

     (c) The Subadviser shall determine the securities to be purchased or sold by the Portfolio and, as agent for the Portfolio, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities;

     (d) The Subadviser shall maintain books and records with respect to the securities transactions of the Portfolio and shall render to the Adviser or Adviser's designees, such periodic and special reports as the Adviser may reasonably request;

     (e) The Subadviser shall provide the Trust's Custodian with all requested information relating to all transactions concerning the assets of the Portfolio; and

     (f) The investment advisory services of Subadviser to the Portfolio under this Subadvisory Agreement are not to be deemed exclusive, and the Subadviser shall be free to render similar service to others so long as the services required hereunder are not impaired thereby.

     (g) The Subadviser shall provide such additional services to the Adviser in connection with the sale of Trust shares and/or Equitable Life Insurance Company of Iowa variable insurance contracts, as reasonably requested by the Adviser. Such services shall include, but not necessarily be limited to, presentations by representatives of the Subadviser at investment seminars, conferences and other industry meetings. No parties to the Agreement will use any materials describing any other party without the prior written approval of the party being described. Any materials utilized by the Adviser which contain any information relating to the Subadviser and/or its affiliates shall be submitted to the Subadviser for written approval prior to use, not less than five (5) business days before such approval is requested by the Adviser. Any materials utilized by the Subadviser which contain any information relating to the Adviser, Equitable Life Insurance Company of Iowa (including any information relating to its separate accounts or variable insurance contracts) or the Trust shall be submitted to the Adviser for written approval prior to use, not less than five (5) business days before such approval is requested by the Subadviser.

     (h) The Subadviser is authorized, subject to the supervision of the Adviser and the Trustees of the Trust, to place orders for the purchase and sale of the Portfolio's Investments with or through such persons, brokers or dealers, including the Subadviser or affiliates thereof, and to negotiate commissions to be paid on such transactions in accordance with the Portfolio's policy with respect to brokerage as set forth in the Prospectus. The Subadviser may, on behalf of the Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Portfolio and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's service to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients;

3. The Subadviser agrees that all records which it maintains for the Portfolio pursuant to Paragraph 2(d) are the property of the Trust and will promptly surrender any of such records to Adviser upon the Trustees' or Adviser's request. The Subadviser shall preserve for periods prescribed by Rule 31a-2 of the 1940 Act any such records as are required to be maintained by the Subadviser with respect to the Portfolio by Rule 31a-1 of the 1940 Act.

4. The Adviser shall pay the Subadviser pursuant to the Fee Schedule contained in "Exhibit C", which is attached hereto and by this reference is incorporated herein. The fee prescribed in Exhibit C shall be calculated daily and payable monthly in arrears at an annual rate per Exhibit C of the Portfolio's average daily net assets.

5. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Subadvisory Agreement.

6. The term of this Subadvisory Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Subadvisory Agreement shall remain in effect through October 1, 1996. Thereafter, this Subadvisory Agreement shall continue in effect with respect to the Portfolios from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to the Portfolios is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of any party hereto; and PROVIDED FURTHER that the Subadviser shall not have notified the Trust in writing at least sixty (60) days prior to October 1, 1996, or at least sixty (60) days prior to October 1 of any year thereafter that is does not desire such continuation. The Subadviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Subadvisory Agreement or any extension, renewal or amendment thereof. This Subadvisory Agreement may be terminated at any time by any party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other parties; PROVIDED, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of any party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act).

7. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall not, unless otherwise expressly provided herein or authorized by the Trustees of Trust from time to time, have any authority to act for or represent the Portfolio or Trust in any way or otherwise be deemed to be an agent of the Portfolio or the Trust.

8. This Subadvisory Agreement is entered into by the Trust on behalf of one or more Portfolios identified in Exhibit B pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of such Portfolios of the Trust.

9. This Subadvisory Agreement may be amended only in accordance with the 1940 Act.

10. Any notice that is required to be given by the parties to each other under the terms of this Subadvisory Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgement of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

     (a)  If to the Subadviser:

          Massachusetts Financial Services Company
          500 Boylston Street
          Boston, MA  02116
          Attention:  Stephen E. Cavan
          Facsimile:  (617) 954-6624

     (b)  If to the Manager:

          Equitable Investment Services, Inc.
          699 Walnut Street
          Des Moines, IA  50309
          Attention:  Paul R. Schlaack
          Facsimile:  (515) 282-9538

     (c)  If to the Trust:

          Equi-Select Series Trust
          604 Locust Street
          Des Moines, IA  50309
          Attention:  Paul R. Schlaack
          Facsimile:  (515) 282-9538

11. This Subadvisory Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Subadvisory Agreement to be executed by their respective officers designated below as of the day and year first above written.

ADVISER:                           TRUST:

EQUITABLE INVESTMENT               EQUI-SELECT SERIES TRUST
SERVICES, INC.


By: /S/ PAUL R. SCHLAACK           By: /S/ PAUL R. SCHLAACK
    __________________________         _______________________________
   Its President                      Its Trustee

SUBADVISER:

MASSACHUSETTS FINANCIAL
SERVICES COMPANY



By: /S/ ILLEGIBLE
    __________________________
    Its Chairman



                                  EXHIBIT A

                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made as of the 1st day of October, 1994 between Equi-Select Series Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and Equitable Investment Services, Inc., an Iowa corporation (the "Adviser").

                            W I T N E S S E T H :

WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, the Trust is authorized to issue separate series, each of which offers a separate class of shares of common stock, each having its own investment objective or objectives, policies and limitations;

WHEREAS, the Trust currently offers shares in ten series, designated as the Advantage Portfolio, OTC Portfolio, Government Securities Portfolio, International Fixed Income Portfolio, International Stock Portfolio, Money Market Portfolio, Mortgage-Backed Securities Portfolio, Research Portfolio, Short-Term Bond Portfolio and Total Return Portfolio ("Current Series"), and the Trust may offer shares of one or more additional series in the future;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain the Adviser to render investment management and administrative services to the Trust with respect to each Current Series as indicated on the signature page in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1.   SERVICES OF THE ADVISER.

     1.1 INVESTMENT MANAGEMENT SERVICES. The Adviser shall act as the investment adviser to the Trust and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Trust in a manner consistent with its investment objectives, policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by the Trust, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best net price and most favorable execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with research, analysis, advice and similar services and pay such brokers and dealers in return a higher commission or spread than may be charged by other brokers or dealers.

The Trust hereby authorizes any entity or person associated with the Adviser or any Sub-Adviser retained by Adviser pursuant to Section 7 of this Agreement, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by
Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(iv).

The Adviser shall carry out its duties with respect to the Trust's investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in the Trust's then-current Prospectus and Statement of Additional Information, and subject to such further limitations as the Trust may from time to time impose by written notice to the Adviser.

     1.2 ADMINISTRATIVE SERVICES. The Adviser shall manage the Trust's business and affairs and shall provide such services required for effective administration of the Trust as are not provided by employees or other agents engaged by the Trust; provided, that the Adviser shall not have any obligation to provide under this Agreement any direct or indirect services to Trust shareholders, any services related to the distribution of Trust shares, or any other services which are the subject of a separate agreement or arrangement between the Trust and the Adviser. Subject to the foregoing, in providing administrative services hereunder, the Adviser shall:

     1.2.1 OFFICE SPACE, EQUIPMENT AND FACILITIES. Furnish without cost to the Trust, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Trust's needs.

     1.2.2 PERSONNEL. Provide, without remuneration from or other cost to the Trust, the services of individuals competent to perform all of the Trust's executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Trust or by the Adviser acting in some other capacity pursuant to a separate agreement or arrangement with the Trust.

     1.2.3 AGENTS. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust, including the Trust's shareholder servicing agent, custodian, independent auditors and legal counsel.

     1.2.4 TRUSTEES AND OFFICERS. Authorize and permit the Advisers, directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

     1.2.5 BOOKS AND RECORDS. Assure that all financial, accounting and other records required to be maintained and preserved by the Trust are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

     1.2.6 REPORTS AND FILINGS. Assist in the preparation of (but not pay for) all periodic reports by the Trust to its shareholders and all reports and filings required to maintain the registration and qualification of the Trust and Trust shares, or to meet other regulatory or tax requirements applicable to the Trust, under federal and state securities and tax laws.

     1.3 ADDITIONAL SERIES. In the event that the Trust from time to time designates one or more series in addition to the Current Series ("Additional Series"), it shall notify the Adviser in writing. If the Adviser is willing to perform services hereunder to the Additional Series, it shall so notify the Trust in writing. Thereupon, the Trust and the Adviser shall enter into an Addendum to this Agreement for the Additional Series and the Additional Series shall be subject to this Agreement.

2.   EXPENSES OF THE TRUST.

     2.1 EXPENSES TO BE PAID BY ADVISER. The Adviser shall pay all salaries, expenses and fees of the officers, Trustees and employees of the Trust who are officers, directors or employees of the Adviser.

In the event that the Adviser pays or assumes any expenses of the Trust not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Adviser of any obligation to the Trust under any separate agreement or arrangement between the parties.

     2.2 EXPENSES TO BE PAID BY THE TRUST. The Trust shall bear all expenses of its operation, except those specifically allocated to the Adviser under this Agreement or under any separate agreement between the Trust and the Adviser. Subject to any separate agreement or arrangement between the Trust and the Adviser, the expenses hereby allocated to the Trust, and not to the Adviser, include, but are not limited to:

     2.2.1 CUSTODY. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property.

     2.2.2 SHAREHOLDER SERVICING. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent or other agent engaged by the Trust to service shareholder accounts.

     2.2.3 SHAREHOLDER REPORTS. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders.

     2.2.4    PROSPECTUSES.   All expenses of preparing, setting in type,
printing and mailing annual or more frequent revisions of the Trust's Prospectus and Statement of Additional Information and any supplements thereto and of supplying them to shareholders.

     2.2.5 PRICING AND PORTFOLIO VALUATION. All expenses of computing the Trust's net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Trust's investment portfolio.

     2.2.6 COMMUNICATIONS. All charges for equipment or services used for communications between the Adviser or the Trust and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Trust.

     2.2.7 LEGAL AND ACCOUNTING FEES. All charges for services and expenses of the Trust's legal counsel and independent auditors.

     2.2.8 TRUSTEES' FEES AND EXPENSES. All compensation of Trustees other than those affiliated with the Adviser, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

     2.2.9 SHAREHOLDER MEETINGS. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor.

     2.2.10 FEDERAL REGISTRATION FEES. All fees and expenses of registering and maintaining the registration of the Trust under the Act and the registration of the Trust's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act or the Act, and any amendments or supplements that may be made from time to time.

     2.2.11 STATE REGISTRATION FEES. All fees and expenses of qualifying and maintaining the qualification of the Trust and of the Trust's shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesman of the Trust in any state).

     2.2.12 SHARE CERTIFICATES. All expenses of preparing and transmitting the Trust's share certificates.

     2.2.13 CONFIRMATIONS. All expenses incurred in connection with the issue and transfer of Trust shares, including the expenses of confirming all share transactions.

     2.2.14 BONDING AND INSURANCE. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees of the Trust, including, without limitation, such bond, liability and other insurance expenses that may from time to time be allocated to the Trust in a manner approved by its Trustees.

     2.2.15 BROKERAGE COMMISSIONS. All brokers' commissions and other charges incident to the purchase, sale or lending of the Trust's portfolio securities.

     2.2.16 TAXES. All taxes or governmental fees payable by or with respect to the Trust to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

     2.2.17 TRADE ASSOCIATION FEES. All fees, dues and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization.

     2.2.18 NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring and extraordinary expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees and agents.

3.   ADVISORY FEE.

     3.1 FEE. As compensation for all services rendered facilities provided and expenses paid or assumed by the Adviser under this Agreement, the Trust shall pay the Adviser on the last day of each month, or as promptly as possible thereafter, a fee calculated at the annual rate of the average daily net assets during such month of each series of the Trust as set forth below:

     3.1.1 ADVANTAGE PORTFOLIO. 0.50% of the first $100 million of average net assets and 0.35% of average net assets over and above $100 million.

     3.1.2 OTC PORTFOLIO. 0.80% of the first $300 million of average net assets and 0.55% of average net assets over and above $300 million.

     3.1.3 GOVERNMENT SECURITIES PORTFOLIO. 0.75% of the first $200 million of average net assets, 0.55% of average net assets over and above $200 million.

     3.1.4 INTERNATIONAL FIXED INCOME PORTFOLIO. 0.85% of the first $200 million of average net assets, 0.75% of next $300 million, 0.60% of average net asset of next $500 million, 0.55% of average net assets of next $1 billion and 0.40% of average net assets over and above $2 billion.

     3.1.5 INTERNATIONAL STOCK PORTFOLIO. 0.80 % of the first $300 million of average net assets and 0.55% of average net assets over and above $300 million.

     3.1.6 MONEY MARKET PORTFOLIO. 0.375% of the first $50 million of average net assets and 0.35 % of average net assets over and above $50 million.

     3.1.7 MORTGAGE-BACKED SECURITIES PORTFOLIO. 0.75% of the first $200 million of average net assets, 0.65% of average net assets of next $300 million, 0.55% of average net assets of next $500 million, 0.50% of average net assets of next $1 billion and 0.40% of average net assets over and above $2 billion.

     3.1.8 RESEARCH PORTFOLIO. 0.80% of the first $300 million of average net assets and 0.55% of average net assets over and above $300 million.

     3.1.9 SHORT-TERM BOND PORTFOLIO. 0.65% of the first $100 million of average net assets, 0.50% of average net assets of next $100 million, 0.45% of average net assets of next $300 million and 0.40% of average net assets over and above $500 million.

     3.1.10 TOTAL RETURN PORTFOLIO. 0.80% of the first $300 million of average net assets and 0.55% of average net assets over and above $300 million.

4.   RECORDS.

     4.1 TAX TREATMENT. The Adviser shall maintain the books and records of the Trust in such a manner that treats each series as a separate entity for federal income tax purposes.

     4.2 OWNERSHIP. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Adviser on behalf of the Trust are the property of the Trust and shall be surrendered by the Adviser promptly on request by the Trust; provided, that the Adviser may at its own expense make and retain copies of any such records.

5.   REPORTS TO ADVISER.

The Trust shall furnish or otherwise make available to the Adviser such copies of the Trust's Prospectus, Statement of Additional Information, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6.   REPORTS TO THE TRUST.

The Adviser shall prepare and furnish to the Trust such reports, statistical data and other information in such form and at such intervals as the Trust may reasonably request.

7.   RETENTION OF SUB-ADVISER.

Subject to the Trust's obtaining the initial and periodic approvals required under Section 15 of the Act, the Adviser may retain one or more sub-advisers, at the Adviser's own cost and expense, for the purpose of managing the investments of the assets of one or more Series of the Trust. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.

8.   SERVICES TO OTHER CLIENTS.

Nothing herein contained shall limit the freedom of the Adviser or any affiliated person of the Adviser to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

9.   LIMITATION OF LIABILITY OF ADVISER AND ITS PERSONNEL.

Neither the Adviser nor any director, officer or employee of the Adviser performing services for the Trust at the direction or request of the Adviser in connection with the Adviser's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with any matter to which this Agreement relates, and the Adviser shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Adviser; PROVIDED, that nothing herein contained shall be construed (i) to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Adviser's duties, or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, officer or employee of the Adviser who is or was a Trustee or officer of the Trust against any liability of the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

10.  NO PERSONAL LIABILITY OF TRUSTEES OR SHAREHOLDERS.

This Agreement is made by the Trust on behalf of its various Current Series pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of each Current Series of the Trust.

11.  EFFECT OF AGREEMENT.

Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

12.  TERM OF AGREEMENT.

The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 1, 1996. Thereafter, this Agreement shall continue in effect with respect to the Trust from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to the Trust is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Trust or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto; and PROVIDED FURTHER that the Adviser shall not have notified the Trust in writing at least sixty (60) days prior to October 1, 1996, or at least sixty (60) days prior to October 1 of any year thereafter that it does not desire such continuation. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

13.  AMENDMENT OR ASSIGNMENT OF AGREEMENT.

Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized on behalf of the Trust (i) by resolution of the Trust's Trustees, including the vote or written consent of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of either party hereto, and
(ii) by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment.

14.  TERMINATION OF AGREEMENT.

This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; PROVIDED, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Trust.

15.  INTERPRETATION AND DEFINITION OF TERMS.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by
Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16.  CAPTIONS.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

17.  EXECUTION IN COUNTERPARTS.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the date and year first above written.






                      EQUI-SELECT SERIES TRUST for its
                      Advantage Portfolio, OTC Portfolio,
                      Government Securities Portfolio,
                      International Fixed Income Portfolio,
                      International Stock Portfolio, Money
                      Market Portfolio, Mortgage-Backed
                      Securities Portfolio, Research
                      Portfolio, Short-Term Bond Portfolio and
                      Total Return Portfolio
Attest:


/s/ John A. Merriman  By:/s/ Paul R. Schlaack
--------------------  ----------------------------------------
Secretary             Paul R. Schlaack,
                      President

                      EQUITABLE INVESTMENT SERVICES, INC.
Attest:


/s/ Diane M. Kurt     By:/s/ Paul R. Schlaack
--------------------  ----------------------------------------
Secretary             Paul R. Schlaack,
                      President


                                  EXHIBIT B

                              PORTFOLIO LISTING

OTC PORTFOLIO

RESEARCH PORTFOLIO

TOTAL RETURN PORTFOLIO



                                  EXHIBIT C

                                 FEE SCHEDULE



OTC Portfolio             .40% of first $300 million
                          .25% of average net assets over and above $300
                                  million

Research Portfolio        .40% of first $300 million
                          .25% of average net assets over and above $300
                                  million

Total Return Portfolio    .40% of first $300 million
                          .25% of average net assets over and above $300
                                   million